UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: September 29, 2011 (Date of earliest event reported)

Umpqua Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200

Portland, Oregon 97258

(address of Principal Executive Offices)(Zip Code)

(503) 727-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 29, 2011, Umpqua Holdings Corporation announced that it will conduct a quarterly earnings conference call Thursday, October 20, 2011 at 10:00 a.m. PDT (1:00 p.m. EDT) during which the Company will discuss third quarter results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing (888) 296-4305 a few minutes before 10:00 a.m. The conference ID is 4788397. A re-broadcast will be available approximately two hours after the conference call by dialing (888) 203-1112 and entering passcode 4788397 or by visiting www.umpquaholdingscorp.com. Information to be discussed in the teleconference will be available on the Company’s website after the market closes on Wednesday, October 19, 2011.

Item 8.01	Other Events

On September 29, 2011, Umpqua Holdings Corporation announced that its Board of Directors authorized an increase in the number of common shares available for repurchase to 15 million shares. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1. Press release issued September 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)

Dated: September 29, 2011	By:	/s/ Andrew H. Ognall
Andrew H. Ognall Assistant Secretary